Exhibit 99.1
COVANTA HOLDING CORPORATION REPORTS
2008 FIRST QUARTER RESULTS
FAIRFIELD, NJ, April 23, 2008 – Covanta Holding Corporation (NYSE:CVA) (“Covanta” or the “Company”) reported financial results today for the three months ended March 31, 2008. Diluted earnings per share was $0.10 in the first quarter of 2008, up from a diluted loss per share of $0.12 in the first quarter of 2007, and comparable to diluted earnings per share of $0.08 in that period which excludes the impact of certain expenses as described in the Exhibits.
First Quarter Results
For the three months ended March 31, 2008, operating revenues grew 18% to $389 million, up from $330 million in the prior year comparative period. Domestic segment revenue grew 12% to $323 million, driven by the contribution of revenue from domestic acquisitions completed in 2007, contractual escalations in service fees, and higher prices for electricity and recycled metal. Domestic plant operating expenses increased by 20% primarily due to increased plant maintenance activities, escalating costs in fuel and materials, and additional operating costs from new businesses acquired in 2007. International segment revenue grew 58% to $63 million, driven primarily by increased electricity sales at two facilities located in India. International plant operating expenses increased by 70% primarily due to higher fuel costs related to higher energy generation at the Indian facilities.
Cash Flow Provided by Operating Activities (“Operating Cash Flow”) was $49 million in the first quarter. Adjusted EBITDA was $106 million.
“The first quarter was marked by continued steady operating and financial performance, which highlights the strength of our core business during this turbulent economic environment,” said Anthony Orlando, President and Chief Executive Officer of Covanta. “In addition, I remain optimistic about our prospects to grow our renewable energy business in key markets around the world.”
2008 Guidance
     The Company is reaffirming its guidance for 2008 for the following key metrics:
-	Adjusted EBITDA of $550 million to $575 million;

-	Diluted earnings per share of $0.90 to $1.00; and

-	Operating Cash Flow of $380 million to $420 million.

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Conference Call Information
Covanta will host a conference call at 8:30 am (Eastern) on Thursday, April 24, 2008 to discuss its results for the three months ended March 31, 2008. To participate, please dial 877-795-3638 approximately 10 minutes prior to the scheduled start of the call. If you are calling from outside of the United States, please dial 719-325-4756. The conference call will also be web cast live on the Investor Relations section of the Covanta website at www.covantaholding.com.
A replay of the conference call will be available from 11:30 am (Eastern) on Thursday, April 24, 2008 through midnight (Eastern) on Thursday, May 1, 2008. To access the replay, please dial 888-203-1112 or 719-457-0820 and use the replay pass code: 4702233. The web cast will also be archived on www.covantaholding.com.
About Covanta
Covanta Holding Corporation, a New York Stock Exchange listed company, is an internationally recognized owner and operator of energy-from-waste and renewable energy projects. Covanta’s energy-from-waste facilities convert municipal solid waste into renewable energy for numerous communities, predominantly in the United States. As a world premier operator of large-scale energy-from-waste facilities, Covanta is proud to offer an environmentally sound solution to communities’ solid waste disposal needs. With 37 energy-from-waste facilities worldwide, Covanta uses municipal solid waste as a fuel to generate clean, renewable energy. Covanta’s modern energy-from-waste facilities safely and securely convert 15 million tons of waste into more than 8 million megawatt hours of clean renewable electricity each year and create 10 billion pounds of steam that are sold to a variety of industries. For more information, visit www.covantaholding.com.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time.  Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Statements that are not historical fact are forward-looking statements.  Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions.  These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.  Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance.  Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, those factors, risks and uncertainties that are described in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2007, and in securities filings by Covanta with the SEC.

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Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements.  Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.
Contacts:
Bradford Helgeson
Vice President & Treasurer
1-973-882-4193
Vera Carley
Media Relations Manager
1-973-882-2439
Attachments

Exhibit 1
Covanta Holding Corporation
Consolidated Statements of Income

	Three Months Ended
	March 31,
	2008	2007
	(Unaudited)
	(In thousands, except per share amounts)
Operating revenues
Waste and service revenues	$217,623	$198,911
Electricity and steam sales	153,065	113,666
Other operating revenues	18,078	17,632

Total operating revenues	388,766	330,209

Operating expenses
Plant operating expenses	259,011	202,007
Depreciation and amortization expense	48,574	48,043
Net interest expense on project debt	13,761	14,605
General and administrative expenses	24,154	22,192
Write-down of assets	—	18,266
Other operating expenses	12,501	16,816

Total operating expenses	358,001	321,929

Operating income	30,765	8,280

Other income (expense)
Investment income	1,640	5,184
Interest expense	(13,720)	(21,260)
Loss on extinguishment of debt (A)	—	(32,006)

Total other expenses	(12,080)	(48,082)

Income (loss) before income tax (expense) benefit, minority interests and equity in net income from unconsolidated investments	18,685	(39,802)
Income tax (expense) benefit	(7,536)	18,176
Minority interests	(1,869)	(1,398)
Equity in net income from unconsolidated investments	5,492	5,106

Net Income (Loss)	$14,772	$(17,918)

Earnings (Loss) Per Share:
Basic	$0.10	$(0.12)

Weighted Average Shares	153,165	151,476

Diluted	$0.10	$(0.12)

Weighted Average Shares	154,572	151,476

(A)	During the first quarter in 2007, Covanta completed public offerings of common stock and 1.00% Senior Convertible Debentures, and Covanta Energy closed on new credit facilities. In addition, Covanta Energy completed tender offers for outstanding notes previously issued by its intermediate subsidiaries. As a result of the recapitalization, Covanta recognized a loss on extinguishment of debt of approximately $32.0 million, pre-tax.

Exhibit 2
Covanta Holding Corporation
Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended
	March 31,		Full Year
	2008	2007	Estimated 2008
	(Unaudited, in thousands)
Net Income (Loss)	$14,772	$(17,918)	$140,000-$155,000

Depreciation and amortization expense	48,574	48,043	206,000

Debt service:
Net interest expense on project debt	13,761	14,605
Interest expense	13,720	21,260
Investment income	(1,640)	(5,184)

Subtotal debt service	25,841	30,681	95,000-92,000

Income tax expense (benefit)	7,536	(18,176)	78,000-85,000

Other adjustments: (A)
Change in unbilled service receivables	2,052	5,046
Non-cash compensation expense	3,651	1,771
Other	2,040	3,232

Subtotal other adjustments	7,743	10,049	24,000-30,000

Write-down of assets (B)	—	18,266

Loss on extinguishment of debt (C)	—	32,006

Minority interests	1,869	1,398	7,000

Total adjustments	91,563	122,267

Adjusted EBITDA	$106,335	$104,349	$550,000-$575,000

(A)	These items represent amounts that are non-cash in nature.

(B)	On March 31, 2007, the SEMASS energy-from-waste facility experienced a fire in the front-end receiving portion of the facility. Damage was extensive to this portion of the facility and operations at the facility were suspended completely for approximately 20 days. As a result of this loss, Covanta recorded an asset impairment of $18.3 million, pre-tax, during the first quarter of 2007, which represented a preliminary estimate of the net book value of the assets destroyed. During the year ended December 31, 2007, Covanta reduced the impairment recorded to $17.3 million, pre-tax, based upon additional analysis as the facility was being restored.

The cost of repair or replacement, and business interruption losses, are insured under the terms of applicable insurance policies, subject to deductibles. Covanta cannot predict the timing of when it will receive the proceeds under such policies. During the year ended December 31, 2007, Covanta recorded insurance recoveries of $17.3 million related to repair and reconstruction, $2.7 million related to clean-up costs and $2.0 million related to business interruption losses. Insurance recoveries are recorded as a reduction to the loss related to the write-down of assets where such recoveries relate to repair and reconstruction costs, or as a reduction to operating expenses where such recoveries relate to other costs or business interruption losses. Covanta expects the cost of the repair or replacement and business interruption losses it does not recover, representing deductibles under such policies, will not be material.

(C)	During the first quarter in 2007, Covanta completed public offerings of common stock and 1.00% Senior Convertible Debentures, and Covanta Energy closed on new credit facilities. In addition, Covanta Energy completed tender offers for outstanding notes previously issued by its intermediate subsidiaries. As a result of the recapitalization, Covanta recognized a loss on extinguishment of debt of approximately $32.0 million, pre-tax.

Exhibit 3
Covanta Holding Corporation
Reconciliation of Cash Flow Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended
	March 31,		Full Year
	2008	2007	Estimated 2008
	(Unaudited, in thousands)
Cash flow provided by operating activities	$49,473	$56,490	$380,000-$420,000

Debt service	25,841	30,681	95,000-92,000

Amortization of debt premium and deferred financing costs	1,839	2,894	7,000

Other	29,182	14,284	68,000-56,000

Adjusted EBITDA	$106,335	$104,349	$550,000-$575,000

Exhibit 4
Covanta Holding Corporation
Statements of Cash Flows Selected Data

	Three Months Ended
	March 31,		Full Year
	2008	2007	Estimated 2008
	(Unaudited, in thousands)
Cash flow provided by operating activities	$49,473	$56,490	$380,000-$420,000

Uses of cash flow provided by operating activities
Purchase of property, plant and equipment (A)
Capital expenditures associated with SEMASS fire (B)	$(1,190)	$—
Capital expenditures associated with certain acquisitions (C)	(7,993)	—
All other capital expenditures (D)	(29,807)	(19,074)	($60,000)

Total purchases of property, plant and equipment	$(38,990)	$(19,074)

Principal payments on project debt	$(55,119)	$(55,939)	($167,000)

(A)	Purchase of property, plant and equipment is also referred to as Capital Expenditures.

(B)	Capital Expenditures were incurred that related to the repair and replacement of assets at the SEMASS energy-from-waste facility that were damaged by a fire on March 31, 2007. The cost of repair or replacement is insured under the terms of the applicable insurance policy, subject to deductibles. Covanta expects the cost of repair or replacement not recovered, representing deductibles under such policy, will not be material. Covanta cannot predict the timing of when all proceeds under such policy will be received. During the twelve months ended December 31, 2007 and the first quarter ended March 31, 2008, Covanta received $9.4 million and $3.5 million, respectively, in insurance proceeds related to property damage, which is included as Property Insurance Proceeds in the investing activities section of Covanta’s statement of cash flows for the respective periods.

(C)	Capital Expenditures were incurred at three facilities that Covanta acquired in 2007 primarily to improve the productivity or environmental performance of those facilities. The majority of these expenditures were incurred at the two California biomass facilities acquired in July 2007. Covanta invested approximately $8 million prior to December 31, 2007 and $7.5 million during the quarter ended March 31, 2008 in capital improvements in the biomass facilities. Covanta expects to invest an additional $2 million to $4 million during the remainder of 2008 in the biomass facilities. Although, in accordance with GAAP, this spending will be recorded as a component of purchase of property, plant and equipment on Covanta’s statement of cash flows, management considers this spending as a component of the cost to acquire these businesses since these major capital improvements are required to achieve desired facility performance.

(D)	Capital Expenditures primarily to maintain existing facilities.

Exhibit 5
Covanta Holding Corporation
Components of Diluted Earnings (Loss) Per Share

	Three Months Ended
	March 31,
	2008	2007
	(Unaudited)
Write-down of assets, net of tax (A)	$—	$(0.07)

Loss on extinguishment of debt, net of tax (B)	—	(0.13)

All other	0.10	0.08

Diluted Earnings (Loss) Per Share	$0.10	$(0.12)

(A)	On March 31, 2007, the SEMASS energy-from-waste facility experienced a fire in the front-end receiving portion of the facility. Damage was extensive to this portion of the facility and operations at the facility were suspended completely for approximately 20 days. As a result of this loss, Covanta recorded an asset impairment of $18.3 million, pre-tax, during the first quarter of 2007, which represented a preliminary estimate of the net book value of the assets destroyed. During the year ended December 31, 2007, Covanta reduced the impairment recorded to $17.3 million, pre-tax, based upon additional analysis as the facility was being restored.

The cost of repair or replacement, and business interruption losses, are insured under the terms of applicable insurance policies, subject to deductibles. Covanta cannot predict the timing of when it will receive the proceeds under such policies. During the year ended December 31, 2007, Covanta recorded insurance recoveries of $17.3 million related to repair and reconstruction, $2.7 million related to clean-up costs and $2.0 million related to business interruption losses. Insurance recoveries are recorded as a reduction to the loss related to the write-down of assets where such recoveries relate to repair and reconstruction costs, or as a reduction to operating expenses where such recoveries relate to other costs or business interruption losses. Covanta expects the cost of the repair or replacement and business interruption losses it does not recover, representing deductibles under such policies, will not be material.

(B)	During the first quarter in 2007, Covanta completed public offerings of common stock and 1.00% Senior Convertible Debentures, and Covanta Energy closed on new credit facilities. In addition, Covanta Energy completed tender offers for outstanding notes previously issued by its intermediate subsidiaries. As a result of the recapitalization, Covanta recognized a loss on extinguishment of debt of approximately $32.0 million, pre-tax.

Discussion of Non-GAAP Financial Measures
To supplement our results prepared in accordance with United States generally accepted accounting principles (“GAAP”), we use the measure of Adjusted EBITDA, which is a non-GAAP measure as defined by the Securities and Exchange Commission. The non-GAAP financial measure of Adjusted EBITDA described below, and used in the tables above, is not intended as a substitute and should not be considered in isolation from measures of financial performance or liquidity prepared in accordance with GAAP. In addition, our non-GAAP financial measure may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.
We use a number of different financial measures, both GAAP and non-GAAP, in assessing the overall performance of our business. We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities of our most significant subsidiary, Covanta Energy Corporation, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. The presentation of Adjusted EBITDA is intended to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business. We also use this non-GAAP financial measure as a significant criterion of performance-based components of employee compensation.
Adjusted EBITDA should not be considered as an alternative to net income or an alternative to cash flow provided by operating activities as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP.
Adjusted EBITDA
The calculation of Adjusted EBITDA is based on the definition in Covanta Energy’s credit facilities, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis.
Under these credit facilities, Covanta Energy is required to satisfy certain financial covenants, including certain ratios of which Adjusted EBITDA is an important component. Compliance with such financial covenants is expected to be the principal limiting factor which will affect our ability to engage in a broad range of activities in furtherance of our business, including making certain investments, acquiring businesses and incurring additional debt. Covanta Energy was in compliance with these covenants as of March 31, 2008. Failure to comply with such financial covenants could result in a default under these credit facilities, which default would have a material adverse affect on our financial condition and liquidity.
These financial covenants are measured on a trailing four quarter period basis and the material covenants are as follows:
•	maximum Covanta Energy leverage ratio of 4.25 to 1.00 (which declines for quarterly periods after September 30, 2008), which measures Covanta Energy’s Consolidated Adjusted Debt, (which is the principal amount of its consolidated debt less certain restricted funds dedicated to repayment of project debt principal and construction costs) to its Adjusted EBITDA; and

•	minimum Covanta Energy interest coverage ratio of 3.00 to 1.00, which measures Covanta Energy’s Adjusted EBITDA to its consolidated interest expense plus certain interest expense of ours, to the extent paid by Covanta Energy.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the three months ended March 31, 2008 and 2007, reconciled for each such period to net income and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP.